UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under §240.14a-12

Hess Corporation
(Name of Registrant as Specified In Its Charter)

Elliott Associates, L.P.

Elliott International, L.P.

Paul E. Singer

Elliott Capital Advisors, L.P.

Elliott Special GP, LLC

Braxton Associates, Inc.

Elliott Asset Management LLC

The Liverpool Limited Partnership

Liverpool Associates Ltd.

Elliott International Capital Advisors Inc.

Hambledon, Inc.

Elliott Management Corporation

Rodney F. Chase

Harvey Golub

Karl F. Kurz

David McManus

Marshall D. Smith

William B. Berry

Jonathan R. Macey

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

The information attached hereto as Exhibit 1 may be provided to stockholders of Hess Corporation (the “Company”) by Elliott Associates, L.P. and Elliott International, L.P. (collectively, “Elliott”).

Additional Information

Elliott intends to make a filing with the Securities and Exchange Commission of a proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the 2013 Annual Meeting of Stockholders (including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof) (the “2013 Annual Meeting”) of Hess Corporation (the “Company”). Information relating to the participants in such proxy solicitation has been included in materials filed on January 29, 2013 by Elliott with the Securities and Exchange Commission pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended. Stockholders are advised to read the proxy statement and other documents related to the solicitation of stockholders of the Company for use at the 2013 Annual Meeting when they become available because they will contain important information, including additional information relating to the participants in such proxy solicitation. When completed and available, Elliott’s definitive proxy statement and a form of proxy will be mailed to stockholders of the Company. These materials and other materials filed by Elliott in connection with the solicitation of proxies will be available at no charge at the Securities and Exchange Commission’s website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents filed by Elliott with the Securities and Exchange Commission will also be available, without charge, by directing a request to Elliott’s proxy solicitor, Okapi Partners, at its toll-free number (877) 796-5274 or via email at info@okapipartners.com.